                                                                               .
                                                                               .
                                                                               .

AIG SUNAMERICA                    NEW BUSINESS DOCUMENTS                Overnight With Checks
LIFE ASSURANCE COMPANY            With Checks: P.O. Box 100330          BONPC
1 SunAmerica Center               Pasadena, CA 91189-0001               1111 Arroyo Parkway, Suite 150
Los Angeles, CA 90067-6022        Without Checks:   P.O. Box 54299      Lock Box 10330
                                  Los Angeles, CA 90054-0299            Pasadena, CA 91105

                                                      Domiciliary State: Arizona
--------------------------------------------------------------------------------
[DEFERRED ANNUITY APPLICATION/ENROLLMENT FORM]                    ASA-545 (6/07)
Please print or type. [Arrows indicate [Sections/Fields] where completion is required to issue the Contract/Certificate.]

A. OWNER/PARTICIPANT

   DOE                                  JOHN
------------------------------------------------------------------------------------------------------
Last Name                            First Name                           Middle Initial

111 Any Street             Any City                      Any                       000000
------------------------------------------------------------------------------------------------------
Street Address               City                       State                    Zip Code

Mo. 1 Day 1 Year 1972     |X| M [ ] F      111-11-1111      (310) 772-6209
------------------------------------------------------------------------------------------------------
Date Of Birth                 Sex          SSN or TIN       Telephone Number      E-mail Address


JOINT OWNER/PARTICIPANT (If Applicable):

                   N/A
------------------------------------------------------------------------------------------------------
Last Name                            First Name                           Middle Initial

Mo.   Day   Year        [ ] M [ ] F                                                   (   )
------------------------------------------------------------------------------------------------------
Date of Birth              Sex       SSN or TIN    Relationship to Owner/Participant  Telephone Number


B. ANNUITANT (Complete only if different from Owner/Participant)

------------------------------------------------------------------------------------------------------
Last Name                            First Name                           Middle Initial


------------------------------------------------------------------------------------------------------
Street Address               City                       State                    Zip Code


Mo.  Day   Year         [ ] M [ ] F                         (  )
------------------------------------------------------------------------------------------------------
Date Of Birth                 Sex          SSN or TIN       Telephone Number      E-mail Address


JOINT ANNUITANT (If Applicable):



------------------------------------------------------------------------------------------------------
Last Name                            First Name                           Middle Initial


Mo.   Day   Year        [ ] M [ ] F                                                   (   )
------------------------------------------------------------------------------------------------------
Date of Birth              Sex                   SSN or TIN                           Telephone Number


C. BENEFICIARY (Please list additional beneficiaries, if any, in the special instructions section)

[X]Primary       DOE                                 JANE
------------------------------------------------------------------------------------------------------
               Last Name                          First Name                              M I



                                Mo. 1  Day 1  Year 1973                        Spouse          100%
                                -------------------------------------------  ------------   ----------
                                Date of Birth                                Relationship   Percentage


 [ ] Primary [ ] Contingent     -------------------------------------------  ------------   ----------
                                Last Name         First Name          M I    Relationship   Percentage


 [ ] Primary [ ] Contingent     -------------------------------------------  ------------   ----------
                                Last Name         First Name          M I    Relationship   Percentage


D. TYPE OF CONTRACT/CERTIFICATE (If this is a transfer or 1035 Exchange, please complete form [SA2500RL] and submit it with this Application/Enrollment form)

[ ]  QUALIFIED PLAN     MINIMUM [$25,000]            PLEASE INDICATE SPECIFIC QUALIFIED PLAN TYPE BELOW:

[ ]  IRA  (tax year _________)       [ ] IRA TRANSFER       [ ] IRA ROLLOVER        [ ] ROTH IRA
[ ]  401(K)        [ ] 457        [ ] KEOGH        [ ] SEP        [ ] TSA        [ ] Other_____

[X]  NON-QUALIFIED PLAN    MINIMUM [$25,000]

[ ]  Check included with this Application/Enrollment form for $25,000.00

E. SPECIFIED ANNUITY DATE: Date annuity payments ("income payments") begin. Must be at least 2 years after the Contract/Certificate Date. Maximum annuitization age is the later of the Owner's/ Participant's [95th birthday or 10 years] after the Contract/Certificate Date. NOTE: If left blank, the Annuity Date will default to the maximum for nonqualified and to 70-1/2 for qualified Contracts/Certificates.


Month    4        Day      1        Year    2013
--------------------------------------------------------------

F. OPTIONAL ELECTIONS Once elected by the Owner/Participant, optional benefits may not be changed or terminated (with the exception of MarketLock elections). See your registered representative and/or the prospectus for information about optional elections including availability and the maximum issue age.

LIVING BENEFIT ELECTIONS: [ELECT ONE LIVING BENEFIT ONLY.]

I.    [X] MARKETLOCK (GMWB MAV)

II. [ ] MARKETLOCK FOR LIFE PLUS (GMWB MAV BONUS). If elected, you must choose from the appropriate investment options under section [J]. Additionally, quarterly automatic asset rebalancing will occur. You must indicate the number of covered persons by selecting Single Life or Joint Life below.
         [ ] Single Life (1 covered person)
         [ ] Joint Life (2 covered persons) (If Joint Life is elected, you must complete the Spousal Beneficiary Information below.)

SPOUSAL BENEFICIARY INFORMATION

                           Mo.   Day    Year
------------------------------------------------------------------------------------------------------
Name                       Date of Birth         Soc. Sec. Number    Relationship to Owner/Participant

III. [ ] CAPITAL PROTECTOR (GMAV). [(ELECTABLE AS A SINGLE LIVING BENEFIT OR IN CONJUNCTION WITH MARKETLOCK FOR LIFE PLUS.)]

DEATH BENEFIT ELECTIONS

If no Optional Death Benefit is elected, your beneficiary(ies) will receive the default Standard Death Benefit in the Contract/Certificate. Only one Death Benefit option may be elected.

      [ ] PURCHASE PAYMENT ACCUMULATION           [ ]  MAXIMUM ANNIVERSARY VALUE


G. SPECIAL FEATURES (OPTIONAL)

[ ] SYSTEMATIC WITHDRAWAL: Include Form Number [SA-5550SW] with this
    Application/Enrollment Form.

[ ] AUTOMATIC ASSET REBALANCING: (NOTE: IF MARKETLOCK FOR LIFE PLUS IS ELECTED,
    AUTOMATIC QUARTERLY ASSET REBALANCING WILL OCCUR EVEN IF THIS SPECIAL FEATURE IS NOT ELECTED.) I request the accounts to be REBALANCED as designated in section J at the frequency initialed below:

(Select only one) ___________Quarterly  __________Semiannually  ________Annually


H. TELEPHONE/INTERNET TRANSFERS AUTHORIZATION

I [ ] DO [X] DO NOT authorize telephone transfers, subject to the conditions set forth below. If no election is made, the Company will assume that you do authorize telephone or Internet transfers. (North Dakota: If no election is made, the Company will assume you do NOT wish to authorize telephone transfers)

I [ ] DO [X] DO NOT authorize Internet transfers, if available, subject to the conditions set forth below. I authorize the Company to accept telephone and/or Internet instructions for transfers in any amount among investment options from anyone providing proper identification subject to restrictions and limitations contained in the Contract/Certificate and related prospectus, if any. I understand that I bear the risk of loss in the event of a telephone or Internet instruction not authorized by me. The Company will not be responsible for any losses resulting from unauthorized transactions if it follows reasonable procedures designed to verify the identity of the requestor and therefore, the Company will record telephone conversations containing transaction instructions, request personal identification information before acting upon telephone instructions and send written confirmation statements of transactions to the address of record. For Internet transfers the Company will require proper password or Internet authentication, keep records of all such transactions and send confirmations to the address of record.

Do you authorize the delivery of the prospectus and other required documentation to your personal Internet Address in lieu of receipt by mail? [ ] YES [X] NO
If YES, You MUST indicate Your e-mail Address in the space provided on page 1.

I. ADDITIONAL INSTRUCTIONS (Additional Beneficiaries, Transfer Company Information; etc.)

K. DISCLOSURE NOTICES

The following Fraud Warning applies except the states noted below:

FRAUD WARNING: Any person, who with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

FOR APPLICANTS IN ARIZONA: Upon your written request, we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity Contract for which you are applying. If for any reason you are not satisfied with the Contract, You may return the Contract within ten days (30 days if You are age 65 or older) after you receive it. If the Contract You are applying for is a variable annuity, You will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the Contract and (2) the Contract Value on the date the returned contract is received by our company or agent. Upon such refund, the Contract will be void.

FOR APPLICANTS IN ARKANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to fines and confinement in prison.

FOR APPLICANTS IN COLORADO: FRAUD WARNING: It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

FOR APPLICANTS IN THE DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FOR APPLICANTS IN KENTUCKY: FRAUD WARNING: Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime.

FOR APPLICANTS IN MAINE, TENNESSEE, VIRGINIA AND WASHINGTON: FRAUD WARNING: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

FOR APPLICANTS IN NEW JERSEY: FRAUD WARNING: Any Person who includes any false information on an application for an insurance policy is subject to criminal and civil penalties.

FOR APPLICANTS IN NEW MEXICO: FRAUD WARNING: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to civil fines and criminal penalties.

FOR APPLICANTS IN OHIO: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing any false, incomplete or misleading information is guilty of insurance fraud.

FOR APPLICANTS IN OKLAHOMA: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

FOR APPLICANTS IN PENNSYLVANIA: FRAUD WARNING: Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime and subjects such person to criminal and civil penalties.


L. STATEMENT OF OWNER/PARTICIPANT

Do you have any existing life insurance or annuity contracts?

[ ] Yes [X] No If yes, will this Contract/Certificate replace an existing life insurance or annuity contract?

[ ] Yes [ ] No (If yes, please attach transfer forms, replacement forms and indicate below, the name of the existing issuing company and the contract number.)

                                                    $
-------------------------  -----------------------  ----------------------------
Company Name               Contract Number          Estimated Transfer Amount

MY ANSWERS TO THE ABOVE QUESTIONS ARE TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE AND BELIEF. I AGREE THAT THIS APPLICATION/ENROLLMENT FORM SHALL BE A PART OF ANY CONTRACT/CERTIFICATE ISSUED BY THE COMPANY. FURTHER,

     - I ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUSES FOR THIS VARIABLE ANNUITY AND THE APPLICABLE UNDERLYING FUNDS OF THE TRUSTS. I HAVE READ THEM CAREFULLY AND UNDERSTAND THEIR CONTENTS.

     - AFTER CONSULTING WITH MY REGISTERED REPRESENTATIVE AND REVIEWING THE PROSPECTUSES, I CONFIRM THAT THIS VARIABLE ANNUITY IS SUITABLE FOR MY OBJECTIVES AND NEEDS.

     - I UNDERSTAND THAT ALL PURCHASE PAYMENTS AND VALUES PROVIDED BY THE CONTRACT/CERTIFICATE, WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS OR SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT BY THE COMPANY, THE U.S., GOVERNMENT OR ANY STATE GOVERNMENT; ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY, FEDERAL OR STATE.

     - IF I AM FUNDING A TAX QUALIFIED RETIREMENT PLAN WITH THIS ANNUITY, I UNDERSTAND THAT THE ANNUITY DOES NOT PROVIDE ANY ADDITIONAL TAX DEFERRAL TREATMENT BEYOND THAT WHICH I ALREADY HAVE UNDER MY PLAN.

     - I UNDERSTAND THAT THE COMPANY RESERVES THE RIGHT TO ALLOCATE MY PURCHASE PAYMENT(s) AND ANY PAYMENT ENHANCEMENT(s), TO THE CASH MANAGEMENT PORTFOLIO/SUBACCOUNT UNTIL THE END OF THE RIGHT TO EXAMINE OR RIGHT TO CANCEL PERIOD.


Signed at                 Any                                          7/1/07
         -----------------------------------------------------------------------
              City              State                                   Date


--------------------------------------------------------------------------------
Owner's/Participant's Signature            Joint Owner's/Participant's Signature
                                           (If Applicable)



M. LICENSED/AGENT/REGISTERED REPRESENTATIVE INFORMATION

Does the applicant have existing life insurance or annuity contracts?

[ ] Yes [X] No If yes, will this Contract/Certificate replace an existing life insurance or annuity contract?

[ ] Yes [ ] No (If yes, please attach transfer forms and replacement forms.)


                                Joe Agent                    000-00-0000
------------------------------  ---------------------------  -------------------
Registered Representative's     Printed Name of              Soc. Sec. No.
Signature                       Registered Representative    (1st 5 Digits ONLY)


123 Any Street                        Any city               Any          00000
---------------------------------  --------------------  ------------    -------
Representative's Street Address         City                State          Zip


ABC Firm                 (310) 772-6000          12345         Jagent@A.com
-----------------------  --------------------  --------------  -----------------
Broker/Dealer            Representative's      Licensed Agent  Representative's
Firm Name                Phone Number          ID Number       Email Address

[[ ] Option 1    [ ] Option 2   [ ] Option 3    [ ] Option 4     [ ] Option 5
(Check your home office for availability)]